UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2007

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32563 (Commission File Number)	23-2956944 (IRS Employer Identification Number)
4826 Hunt Street Pryor, Oklahoma 74361 (Address of Principal Executive Offices)
(918) 825-0616 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2007, the Company entered into an employment agreement with Robert Snyder, 59, whereby Mr. Snyder will serve as the Chief Executive Officer and President of the Company. Mr. Snyder succeeds Keith Schroeder, who served as Interim President and Chief Executive Offer. Mr. Schroeder will continue to serve as the Company’s Chief Financial Officer, a position he has held since January 2002.

Under the terms of the employment agreement, the Company agreed to pay Mr. Snyder an annual base salary initially set at $250,000, subject to annual adjustments. Mr. Snyder will also receive a bonus targeted at sixty percent (60%) of his annual salary, a grant of an option to purchase 225,000 shares of the Company’s common stock at an exercise price equal to the average of the high and low price on August 20, 2007, an incidental moving allowance of $23,500, and reimbursement of certain moving and housing expenses associated with his move to Oklahoma. For the year ending December 31, 2007, Mr. Snyder will receive a bonus of $150,000 pro rated for the portion of the year he is employed by the Company. Subject to and in accordance with applicable eligibility requirements, Mr. Snyder is also entitled to participate in benefits programs available to our other employees.

The employment agreement includes noncompetition and nonsolicitation provisions that apply to Mr. Snyder during his employment and for a period of two (2) years thereafter, and includes a customary nondisclosure provision. The term of the employment agreement begins on August 20, 2007 and continues to December 31, 2011, and is automatically renewed for one-year terms thereafter unless terminated by either party upon 60 days notice prior to the end of the then-current term. Mr. Snyder is entitled to a severance payment of one year’s salary if the Company terminates him without cause or if he terminates his employment for good reason, and no severance payment if he is terminated for cause or if he terminates his employment other than for good reason. If the Company terminates Mr. Snyder without cause or if he terminates his employment for good reason within the twelve (12) months following a change of control, he is entitled to a severance payment of two (2) year’s salary.

Mr. Snyder has served as General Manager and Vice President and General Manager of Kruger, Incorporated for the past five years, responsible for a premium grade tissue mill from October 2005 to July 2007 and newsprint mill from October 2002 to October 2005. He was a Mill Manager for Great Northern Paper, Inc. from January 2002 to October 2002, and General Manager of the Paper Business unit for Alliance Forest Products U.S. Corporation from 1999 to 2001. Previously, Mr. Snyder was the Vice President and General Manager (1992-1999) and the Production Manager (1985-1992) for Bear Island Paper Co. and Bear Island Timber Co. Mr. Snyder received a BS degree in Paper Science and Engineering from the State University of New York at Syracuse and a BS degree from Syracuse University.

A copy of the employment agreement is attached as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference, and a copy of the Company’s press release containing this information is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. See the Exhibit Index which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: August 22, 2007	By:	/s/ Keith Schroeder
Keith Schroeder Chief Financial Officer

Exhibit Index

Exhibit	Description
10.1	Employment Agreement dated August 20, 2007 between Robert Snyder and the Company.
99.1	Press Release, dated August 21, 2007.